EXHIBIT 10.3

                 SHANGXI GU COUNTRY JINWEI MAGNESIUM CORP., LTD.
                         INVESTMENT AGREEMENT SUPPLEMENT
                                  MAY 30, 2007

Party A: Taiyuan Yiwei Magnesium Co. Ltd., a Chinese limited liability company. Party B: Asia Magnesium Co., Ltd., a Chinese limited liability company.
Party C: Shanxi Senrun Coal Chemistry Co. Ltd., a Chinese limited liability company.

This agreement is a supplement to the previous Shangxi Gu Country Jinwei Magnesium Corp., Ltd. ("Jinwei Magnesium") agreement on December 12, 2006 between the parties.

A.    INVESTMENT TO JINWEI MAGNESIUM.

1. It is agreed upon that the Parties will acquire ownership of Jinwei Magnesium on the following interests;

Party A:  Taiyuan Yiwei Magnesium Co. Ltd.,           28%
Party B:  Asia Magnesium Co., Ltd.,                   52%
Party C:  Shanxi Senrun Coal Chemistry Co. Ltd.       20%

2. The total initial investment to Jinwei Magnesium will be $6.42 mm with initial annual expected production capacity of 12,000 tons of magnesium. Further investment from reinvested profits of the venture will increase production capacity to 20,000 tons per year. The registration capital of Jinwei Magnesium is will be $6.42 mm by the end of December 2008.

3.    Timeline of Capital Contribution to Jinwei Magnesium by each shareholder:

                                                 Timeline of Capital Contribution
                                      ---------------------------------------------------------
Shareholder               Ownership      07/2007       08/2007        09/2007        12/2007
-----------------------   ---------   ------------   ------------   ------------   ------------
Asia Magnesium Co. Ltd.   52%         No less than   No less than   1 mm USD       338 K USD
                                      1 mm USD       1 mm USD

Taiyuan Yiwei Magnesium   28%         No less than   448.71 K USD   448.71 K USD   512.82 K USD
Co. Ltd.                              396K USD

Shanxi Senrun Coal        20%         No less than   384.62 K USD   384.62 K USD   256.41 K USD
Chemistry Co. Ltd.                    256.41 K

The initial investment by each shareholder should be made no later than the end of December 2007.

4. Party B may make changes or adjustments regarding corporate rules, legal representative, directors and management through Asia Magnesium. Jinwei Magnesium will set up Board of Directors consisted of 5 directors; Party A will assign Mr. Jiang Dong as Chairman and legal representative, and Mr. Yuewei Huang will be assigned as vice Chairman; Party B will assign Mr. Xiaowen Zhuang as vice Chairman; Mr. Wuliang (Frank) Zhang will be assigned as director by both parties; Shanxi Senrun Coal Chemistry Co. Ltd. will assign one director and the tenure is three years;

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

5. Party A will take full responsibility for the daily operations of Jinwei Magnesium; the major decisions will be made by BOD;

6. Excel Rise Technology Co., Ltd., an indirect wholly owned subsidiary of Party B will be the only distribution channel of Jinwei Magnesium product. Details of this arrangement will be negotiated in good faith subsequent to the execution of this Agreement;

7. Party A should make written report to Party B on the 15th of every month with previous month financial statements and major operations issues;

B.    PROFIT DISTRIBUTION AND PRODUCTION DEVELOPMENT

      Both parties have agreed that the profit in the first year will be used as company working capital; Shanxi Senrun Coal Chemistry Co. Ltd will get fixed return on the second year (the return rate to be negotiated subsequent to the execution of this Agreement), Asia Magnesium and Party A do not take part in the dividend distribution;

8. Jinwei Magnesium will primarily use its accumulated profit for production expansion or acquire other quality companies;

9. Party A will propose a capital increment timetable to each shareholder as soon as the annual production capability of Jinwei increases to 20,000 tons; the accumulated profit will be used as increased capital primarily, and each shareholder will make additional investment for any deficiency based on initial investment percentage, supplementary agreement will be signed;

C.    OTHER ISSUES

10. Jinwei Magnesium will be responsible for US annual auditing fee of approximately $35,000 USD;

11. Party B may assign personnel to work for Jinwei Magnesium, and Joint Venture will be responsible for related expenses;

12. Party B will propose a plan and get approval from BOD for possibly merger involving Jinwei Magnesium and Chang Magnesium in the beginning of 2009 to list publicly in United States.

Party A: Taiyuan Yiwei Magnesium Co. Ltd.

      /s/ Yuwei Huang
      ---------------
      Yuwei Huang

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

Party B: Asia Magnesium Co., Ltd.

      /s/ Xiaowen Zhuang
      ------------------
      Xiaowen Zhuang


Party C: Shanxi Senrun Coal Chemistry Co., Ltd.

      /s/ Yu Yuesheng
      ---------------
      Yu Yuesheng

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